UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2005

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA 92704
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                             Material Modification to Rights of Security Holders.

As described under Item 8.01 below, on August 29, 2005, TTM Technologies, Inc., a Washington corporation (“TTM-Washington”), consummated a merger (the “Reincorporation”) with and into its wholly owned subsidiary, TTM Technologies, Inc., a Delaware corporation (“TTM-Delaware”).  As a result of the Reincorporation, the registrant is now a Delaware corporation.

As provided by the Agreement and Plan of Merger, each outstanding share of TTM-Washington common stock, no par value per share, was automatically converted into one share of TTM-Delaware common stock, par value $0.001 per share, at the time the Reincorporation became effective.  Each stock certificate representing issued and outstanding shares of TTM-Washington common stock continues to represent the same number of shares of TTM-Delaware common stock.  The constituent instruments defining the rights of holders of the registrant’s common stock will now be the Certificate of Incorporation and Bylaws of the registrant, which are filed as exhibits to this Current Report on Form 8-K.  After the Reincorporation, the rights of the registrant’s stockholders generally will be determined under Delaware corporate law.

Item 8.01                                             Other Events.

On August 29, 2005, the reincorporation of TTM-Washington to the state of Delaware was effected through the merger (the “Merger”) of TTM-Washington and TTM-Delaware.  TTM-Delaware was the surviving corporation of the Merger as set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware on August 29, 2005.  The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of June 24, 2005, by and between TTM-Washington and TTM-Delaware (the “Merger Agreement”), which Merger Agreement was recommended for approval by the board of directors of both TTM-Washington and TTM-Delaware and duly approved by the shareholders of TTM-Washington at their 2005 annual meeting on August 25, 2005, and by the sole stockholder of TTM-Delaware by written consent dated August 25, 2005.

In connection with the Merger and pursuant to the Merger Agreement: (i) each share of TTM-Washington common stock, no par value per share, outstanding immediately prior to the effective time of the Merger was automatically converted into one share of TTM-Delaware common stock, par value $0.001 per share, with the result that TTM-Delaware is now the publicly held corporation and TTM-Washington has been merged out of existence by operation of law; (ii) the shareholders of TTM-Washington immediately prior to the effective time of the Merger became the stockholders of TTM-Delaware immediately after the Merger; (iii) each option to acquire shares of TTM-Washington common stock outstanding immediately prior to the effective time of the Merger was converted into and became an equivalent option to acquire, upon the same terms and conditions, the equal number of shares of TTM-Delaware common stock (whether or not such option was then exercisable) and the exercise price per share under each respective option remained equal to the exercise price per share immediately prior to the effective time of the Merger; (iv) the Certificate of Incorporation and Bylaws of TTM-Delaware in effect immediately prior to the effective time of the Merger remained the Certificate of Incorporation and Bylaws of TTM-Delaware following the Merger; and (v) the directors and officers of TTM-Washington in office immediately prior to the effective time of the Merger became the directors and officers of TTM-Delaware following the Merger.

TTM-Delaware’s common stock will continue to trade on the Nasdaq National Market under the ticker symbol “TTMI.”

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit Number

2.4	Agreement and Plan of Merger, dated June 24, 2005, by and between TTM Technologies, Inc., a Washington corporation, and TTM Technologies, Inc., a Delaware corporation.

3.1	Registrant’s Certificate of Incorporation.

3.2	Registrant’s Bylaws.

4.1	Form of Registrant’s common stock certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005	TTM TECHNOLOGIES, INC.

	By:	/s/ Kenton K. Alder
Kenton K. Alder
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.4	Agreement and Plan of Merger, dated June 24, 2005, by and between TTM Technologies, Inc., a Washington corporation, and TTM Technologies, Inc., a Delaware corporation.

3.1	Registrant’s Certificate of Incorporation.

3.2	Registrant’s Bylaws.

4.1	Form of Registrant’s common stock certificate.